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                                                                   EXHIBIT 10.36

                           EXCLUSIVE DISTRIBUTOR AGREEMENT
                              BOYDS ULTRA VIOLET PRODUCT

         AGREEMENT made this 20th day of November, 1995 between Boyds Wheels, Inc., a corporation organized and existing under the laws of the State of California and having its principal place of business at 8380 Cerritos Avenue, Stanton, California 90680 (hereinafter "Manufacturer") and Performance Distribution Incorporated, a Delaware Corporation, having its principal place of business at 24017 Barona Mesa Dr., Ramona, California 92065 (hereinafter "Distributor").

         WHEREAS, the Manufacturer is engaged in the business of designing, packaging and marketing car care products under the tradename Boyds Ultra Violet, and wishes to grant an exclusive distribution Agreement to the Distributor, with respect to such products.

         WHEREAS, the Distributor is engaged in the direct distribution of automotive parts and accessories to mass merchandisers (as described in Appendix
A) in the United States, as well as any other foreign countries (except those mass merchandisers with which Manufacturer has an existing relationship and listed on Appendix B)

         WHEREAS, the Distributor will agree to represent Boyds Ultra Violet car care products as its only chemical product in the car care polish, wax and cleaner category.

         NOW THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed:

                                 1. GRANT OF LICENSE

         (a) Upon the terms and conditions set forth herein, the Manufacturer grants to the Distributor, and the Distributor accepts, the right to distribute Boyds Ultra Violet car care products in the United States principally.

         (b) The distribution rights granted under this Agreement will be exclusive with respect to mass merchandiser retailers (as described In Appendix "A") and nonexclusive as to all other retailers, end-users and other purchasers of the products.

         (c) The Distributor agrees to use its best efforts to maintain price margins and retail prices commensurate with those set forth by the Manufacturer and to consult with the Manufacturer before opening any new mass merchandiser. Distributor agrees it will not open any merchandiser which would infringe on the quality standards set by the Manufacturer.

         (d) The term of this agreement shall begin on November 20, 1995 and shall continue for a term of five (5) years, and shall automatically renew for consecutive one (1) year periods so long as the Distributor actively distributes the Boyds Ultra Violet product line. Upon expiration of this agreement the Distributor will have first right of refusal.

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                                2. MUTUAL SALES RIGHTS

         (a) The Manufacturer shall have sales rights for all product sales in existing accounts or those under development, which are set forth in Appendix B, the Manufacturer will have rights to distribute products to any retailer, mail order or wholesaler who does not classify as a mass merchandiser, additionally sales of said products will be continued direct from the Manufacturer at special events and mail order.

         (b) The Manufacturer agrees not retail products for less than its current advertised pricing.

         (c) The Manufacturer shall refer all mass merchandise national account inquires, sales prospects and orders it receives to the Distributor.

                        3. MANUFACTURER'S TITLE AND PROTECTION

         (a) The Distributor will not during the term of this Agreement or thereafter, attack the title or any rights of the Manufacturer in and to the Names or attack the validity of this Agreement. Manufacturer hereby indemnifies the Distributor and undertakes to hold it harmless against any claims or suits arising solely out of the use by the Distributor of the Names as authorized in this Agreement, provided that prompt notice is given to the Manufacturer of any such claim or suit, and provided further, that the Distributor shall have the option to undertake and conduct the defense of any suit so brought, and no settlement of any such claim or suit is made without the prior written consent of the Manufacturer.

         (b) The Distributor shall assist the Manufacturer, to the extent necessary, in the procurement of any protection or defense of any of Manufacturer's rights to the Names and Manufacturer, if it so desires, may commence or prosecute any claims or suits in its own name. The Distributor shall notify Manufacturer in writing of any infringements or imitations by others of the names or articles similar to the Vehicles which may come to the Distributor's attention, and Manufacturer shall take action against such infringements or imitations. The Distributor shall not institute any suit or take any action on account of any such infringements or limitations without the prior written consent of the Manufacturer.

         (c) Every use of the Names by the Distributor shall inure to the benefit of the Manufacturer. The Distributor shall not at any time acquire any rights in such Names by the virtue of any use it may make of such Names.

         (d) The Distributor shall cooperate in good faith with the Manufacturer for the purpose of preserving Manufacturer's (or any grantor of Manufacturer's) rights in and to the Names. At the termination or expiration of this Agreement the Distributor will be deemed to have assigned, transferred, and conveyed to Manufacturer any trade rights, equities, goodwill, titles, or other rights in and to the Names which may have been obtained by the Distributor or which may have vested in the Distributor as a result of the exercise of any rights under this Agreement. The Distributor will execute any instruments requested by the Manufacturer to accomplish or confirm the foregoing. Any such assignment, transfer, or conveyance shall be without any consideration other than the mutual covenants and considerations of this Agreement.

         (e) The Manufacturer shall indemnify and hold the Distributor harmless against all claims made by third parties, whether arising out of the use of the Names as set forth in 3(a) above, but for personal injury or because of the Manufacturer use or sale of the Boyds Ultra Violet car care products.

                              4. QUALITY OF MERCHANDISE

         (a) The Distributor warrants that the image, promotion and advertising it produces shall be

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of high standard and of such style, appearance and quality as to be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Names and the goodwill pertaining thereto. The policies of sale, distribution, and exploitation by the Distributor shall be of high standard and to the best advantage and shall in no manner reflect adversely upon the goodwill of Manufacturer or product, furnish to the Manufacturer free of cost, for its written approval, proof copies of printed materials. After samples have been approved pursuant to this paragraph, the Distributor shall not depart thereforth in any material respect without Manufacturer's prior written consent. These items will be furnished upon written requests if no such request is made the Distributor may proceed uninterruped.

         (b) The Manufacturer will not vary the quality of the products or the packages from the samples provided with this Agreement without prior consent of the Distributor.

                                    5. ASSIGNMENTS

         This Agreement and all rights and duties hereunder are personal to the Distributor and shall not, without the written consent of the Manufacturer, be assigned, the Manufacturer may assign but shall furnish written notice of assignment to the Distributor.

                                    6. TERMINATION

         (a) If the Distributor files a petition in bankruptcy or is adjudicated a bankrupt, or if a petition in bankruptcy is filed against the Distributor, or if it makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if the Distributor discontinues its business, or if a receiver is appointed for it or its business, this Agreement and the rights hereby granted may be terminated forthwith. Should this agreement and the rights be so terminated, the Distributor, its receivers, representatives, trustees, agents, administrators, successors, or assigns shall have no rights to distribute, sell, exploit, or in any way deal with or in any of the products or advertising, promotional, or display material pertaining thereto, except with and under the special consent and instructions of the Distributor shall have the right to distribute and sell Distributor's inventory of the products in existence as of the date of termination.

         (b) If the Manufacturer files a petition in bankruptcy or is adjudicated a bankrupt, or if a petition in bankruptcy is filed against the Manufacturer, or if it makes an assignment for the benefit of its creditors or an arrangement pursuant to any bankruptcy law, or if the Manufacturer discontinues its business, or if a receiver is appointed for it or its business, this Agreement and the rights hereby granted may be terminated by the Distributor forthwith. Should this Agreement and rights be extended as described under these aforementioned terms the Distributor will have first rights to negotiate renewal of all rights for the categories of Boyds Ultra Violet sales.

         (c) If the Distributor shall violate any of its other material obligations under the terms of this Agreement, the Manufacturer shall have the right to terminate this Agreement hereby granted upon sixty days notice in writing, and such notice of termination shall become effective unless the Distributor shall cure the violation within the sixty-day period.

         (d) Except as otherwise provided herein, termination of this Agreement and the license under the provisions of this Section 5 shall be without prejudice to any rights which either party may otherwise have against the other party.

                     7. INVENTORY UPON TERMINATION OR EXPIRATION

         (a) Ninety days before the expiration of this Agreement and the license granted hereunder or ninety days after receipt of such notice of termination of this Agreement, a statement showing the number

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and description of the product on hand or in process shall be furnished by the
Distributor to the Manufacturer. The Manufacturer, through an independent certified public accountant shall have the right to take a physical inventory to ascertain or verify such inventory and statement.

         (b)  After termination of this Agreement under the provisions of
Section 9, the Distributor, except as otherwise provided in this Agreement, may dispose of the product which is on hand or on order at the time of notice of termination, provided statements are furnished as required herein.

                        8. EFFECT OF TERMINATION OR EXPIRATION

         Upon the expiration or termination of this Agreement, all rights granted to the Distributor hereunder shall forthwith terminate and revert to the Manufacturer, who shall be free to distribute and sell product.

                            9. THE MANUFACTURER'S REMEDIES

         (a) The Distributor acknowledges that its failure (except as otherwise provided herein) to cease the distribution of product upon the termination or expiration of this Agreement may result in immediate and/or irremediable damage to the Manufacturer and to the rights of any subsequent Distributor. The Distributor acknowledges that there may be no adequate remedy at law for such failure to cease sale, or distribution, and that in the event of such failure the Manufacturer may be entitled to equitable relief by way of temporary and permanent injunctions and such other further relief as any court with jurisdiction may deem just and proper.

         (b) Resort to any remedies referred to herein shall not be construed as a waiver of any rights and remedies to which either party is entitled under this Agreement or otherwise.

                            10. EXCUSE FOR NONPERFORMANCE

         The Distributor/Manufacturer shall be released from its obligations hereunder in the event that governmental regulations or other causes arising out of a state of national emergency or war or causes beyond the reasonable control of the parties render performance impossible, and one party so informs the other in writing of such causes and its desire to be so released.

                                     11. NOTICES

         All notices and statements to be given, and all payments to be made hereunder, shall be given or made at the respective addresses of the parties as set forth below unless notification of a change of address is given in writing, and the date of mailing shall be deemed the date the notice or statement is given:




              To The Manufacturer:     Boyds Wheels, Inc.
                                       Attn:  Boyd Coddington Sr. CEO
                                       8380 Cerritos Avenue
                                       Stanton, CA  90680

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              With copy to:            Boyds Wheels, Inc.
                                       Attn: C.F.O.
                                       8380 Cerritos Avenue
                                       Stanton, CA 90680

              To The Distributor:      Performance Distribution Incorporated
                                       Attn:  Michael Cochran, President
                                       P.O. Box 2156
                                       Ramona, CA 92065

                                 12. NO JOINT VENTURE


         Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and the Distributor shall have no power to obligate or bind the Manufacturer in any manner whatsoever.

                                 13. APPLICABLE LAWS

         This Agreement shall be construed in accordance with the laws of the State of California, United States of America.

                                      14. WAIVER

         None of the terms of this Agreement can be waived or modified except by an express Agreement in writing signed by both parties. There are no representations, promises, warranties, covenants, or undertakings other than those contained in this Agreement, which represents the entire understanding of the parties. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all such rights. No person, firm, group or corporation (whether included in the Names or otherwise) other than the Distributor and the Manufacturer shall be deemed to have acquired any rights by reason of anything contained in this Agreement, except as provided in Section 5.

IN WITNIESS WHEREOF the parties hereto have caused this instrument to be duty executed as of the day and year first above written.
                        ------------
Boyds Wheels, Inc.                     Performance Distribution Incorporated

BY: /s/ Boyd Coddington Sr.            BY:  /s/ Michael Cochran
    --------------------------             ----------------------------
    Boyd Coddington Sr. CEO                 Michael Cochran, President
         11/20 1995                              November 20th, 1995

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         APPENDIX "A"  For the purpose of this Agreement "Mass Merchandiser"
shall be defined as any national chain store not described in Appendix "B" that have in excess of one hundred (100) locations.

         APPENDIX "B"   ASAP
                        Les Schwab
                        American Racing
                        Any individual account currently sold by Boyds Wheels

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                                   AMENDMENT NO. 1

                                          TO

                           EXCLUSIVE DISTRIBUTOR AGREEMENT


         The Exclusive Distributor Agreement, (the "Agreement') entered into on November 20, 1995 by and between Boyds Wheels, Inc., a California corporation ("Boyds") and Performance Distribution Incorporated, a Delaware corporation ('PDI') is hereby amended, effective October 18, 1996, as follows:

         l. Boyds shall pay to PDI an amount equal to one third (1/3) of the royalties ("Royalties") received by Boyds from Auto Zone, Inc. ("Autozone") which result from sales by AutoZone of all products (the "Products") marketed under the trademark "Boyds Ultra Violet" (the "Trademark") pursuant to that certain License Agreement, dated as of October 18, 1996, by and between Boyds and AutoZone (the "License Agreement").

         2. Boyds hereby grants to PDI, for the period commencing with the effective date hereof and terminating on November 20, 2000, a non-exclusive right to purchase the Products directly from the companies utilized by Boyds and AutoZone to manufacture such Products. PDI, in consideration of such grant of rights, shall pay to Boyds an amount equal to twenty percent (20%) of the wholesale cost of the Products so purchased.

         3. Boyds hereby grants to PDI the right to be Boyds' exclusive manufacturer's representative with respect to other accessory products ("Accessories") which may be offered by AutoZone as part of its vendor direct program. Boyds shall sell Accessories to PDI at the prices set forth on Exhibit A, subject to annual adjustment by Boyds in its sole and absolute discretion.

         4. Boyds hereby grants to PDI a non-exclusive license (the "License") to use the Trademark for the purpose of marketing, manufacturing and selling T-shirts and other apparel to AutoZone. Boyds shall receive, as consideration for the License, fifteen percent (15%) of the net wholesale price of each item of apparel sold to AutoZone (the "Royalties").

         5. All amounts payable hereunder by any party shall be paid no later than five (5) days after the end of each monthly period.

         6. Each party, and their duly authorized representatives, shall have the right upon reasonable notice and at all reasonable hours of normal business days to (i) examine and copy such books of account and records and all other documents and materials in the possession or under the control of the other party with respect to the subject matter and terms of this

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Agreement, as amended, and (ii) to conduct an audit of the other party's operations under this Agreement. Boyds, in addition, hereby consents to allow PDI or its representative to be present and to participate in up to one (1) audit of AutoZone per year. In the event PDI elects to so participate, PDI shall (i) be entitled to approve Boyds' choice of auditor, which approval shall not be unreasonably withheld, and (ii) pay for fifty percent (50%) of the cost of such audit.

         7. Except as provided in this Amendment No. 1 to the Agreement, all terms and provisions of the Agreement are in full force and effect, and have not been changed, amended or modifled.

         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Exclusive Distributor Agreement as of the day and year first above written.

                                       "BOYDS"

                                       BOYDS WHEELS, INC., a California
                                       corporation


                                       By: /s/ Boyd Coddington
                                          -----------------------------------
                                          Boyd Coddington, Chief Executive
                                          Officer


                                       "PDI"
                                       PERFORMANCE DISTRIBUTION
                                       INCORPORATED, a Delaware
                                       corporation


                                       By:
                                          -----------------------------------
                                          Michael J. Cochran, President


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